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                                                  Exhibit 10.24.2

                         SIDE AGREEMENT

     This SIDE AGREEMENT (the "Agreement") is entered into as of March 1, 1996 by and among O'Brien (Schuylkill) Cogeneration, Inc., a Delaware corporation ("O'Brien"), Adwin (Schuylkill) Cogeneration, Inc., a Pennsylvania corporation ("Adwin"), and Trigen-Schuylkill Cogeneration, Inc., a Pennsylvania corporation ("Trigen"). O'Brien, Adwin and Trigen will sometimes be referred to collectively as the "Partners" and individually as a "Partner."

                           BACKGROUND

     WHEREAS, the Partners have as of the date hereof entered into that certain Acquisition Agreement (the "Acquisition Agreement"), pursuant to which O'Brien and Adwin are together selling to Trigen a one-third general partnership interest in Grays Ferry Cogeneration Partnership (the "Partnership");

     NOW, THEREFORE, the Partners, intending to be legally bound agree as follows:

     1. Sections 7 and 8 of the Acquisition Agreement set forth certain conditions to the obligations of the Partners and the authority of the Escrow Agent (as defined in the Acquisition Agreement) to break escrow. The Partners agree that it shall be an additional condition to the obligations of the Partners and to the breaking of escrow that the partners shall have executed an agreement with regard to the consents referenced in Sections 7.6 and 8.4 of the Acquisition Agreement and similar consents, in form and substance satisfactory to the Partners, in which the partners agree to use their best efforts to preserve the benefit of such consents for the Partners unless partnership counsel advises that it is legally imprudent to execute such an agreement.

     IN WITNESS WHEREOF, the Partners have signed this Agreement letter as of the date set forth above.

                         O'Brien (Schuylkill) Cogeneration, Inc.

                         By: /s/ Sanders Newman


                         Adwin (Schuylkill) Cogeneration, Inc.

                         By: /s/ William Brady


                         Trigen-Schuylkill Cogeneration, Inc.

                         By: /s/ S.B. Smith